LAZYGROCER.COM CORP.

                          RESOLUTIONS OF THE DIRECTORS



Purchase of Common Shares for Cancellation

Whereas Pierre Bosse and Gavin MacFarlane are each the holders of one (1) Class A Share of the Corporation (the "Issued Shares");

AND WHEREAS the Shareholders of the Corporation have unanimously resolved to amend the charter of the Corporation by filing Articles of Amendment to change the authorized capital to a maximum of one (1) share;

AND WHEREAS it is desirable for the Corporation to purchase for cancellation the Issued Shares;

IT IS RESOLVED that the Corporation is hereby authorized to purchase for cancellation all of the Issued Shares, being all of the outstanding and issued share of the Corporation from Messrs. Bosse and MacFarlane for the consideration of $1.00 per share.

Issuance of Common Share

WHEREAS the Shareholders of the Corporation have unanimously resolved to amend the charter of the Corporation by filing Articles of Amendment to change the authorized capital to a maximum of one (1) common share;

AND WHEREAS the Issued Shares, representing all of the outstanding shares of the Corporation have been purchased by the Corporation for cancellation;

AND WHEREAS the Corporation has received the subscription from LazyGrocer.com Inc. to purchase one (1) common share of the Corporation;

IT IS RESOLVED that the issuance of one (1) common share of the Corporation to LazyGrocer.com Inc. for consideration of one dollar ($1.00) is hereby approved.

The undersigned, being all of the directors of the Corporation, sign the foregoing resolutions pursuant to the provisions of the Canada Business Corporation Act.

DATED and effective as of the 25th day of May, 2000.




-----------------------------                   -------------------------
Pierre Bosse                                    Gavin MacFarlane




-----------------------------                   --------------------------
Ben Bjarnason                                    Nadir Patel





                              LAZYGROCER.COM CORP.

                           STATEMENT OF SHARE CAPITAL



We, the undersigned Chairman and President/ Chief Executive Officer of LazyGrocer.com Corp. ("the Corporation") hereby certify the Corporation, according to its Articles of Incorporation, is authorized to issue one common share, which common share has been issued and is owned by LazyGrocer.com Inc.

Dated at Ottawa, Ontario, this 23rd day of June, 2000.





------------------------------            ------------------------------
Gavin MacFarlane                          Pierre Bosse
Chairman                                  President and Chief Executive Officer